Exhibit 99.1

SCRIPT FOR VIDEO CLIP

Prior to viewing the video presentation on the Registrant’s website (www.wellsreit.com), visitors to the website will be required to confirm that they have read the following disclosures and cautionary statements legends:

“In connection with this proposed transaction, Wells REIT intends to file a proxy statement and other related materials with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to Wells REIT stockholders in the near future. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed with the SEC by Wells REIT free of charge at the SEC’s Web site, www.sec.gov, or from Wells REIT’s Web site at www.wellsreit.com, or by calling the Wells REIT Client Services Department at 800-557-4830. Wells REIT directors, executive officers, and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Wells REIT in favor of the proposed transaction. Information about Wells REIT, its directors and its executive officers, and their ownership of Wells REIT securities, will be set forth in the proxy statement when it becomes available.”

“This video may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including discussion of the contemplated internalization transaction, discussion and analysis of the quality, nature and cost of other future actions, the amount and timing of the sale of real estate assets, and certain other matters. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as ‘may,’ ‘will,’ ‘expect,’ ‘intend,’ ‘anticipate,’ ‘estimate,’ ‘believe,’ or other similar words. Viewers of this video should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this correspondence, which include satisfaction of the conditions to the closing of the internalization transaction, including obtaining stockholder approvals, changes in general economic conditions, changes in real estate conditions, increases in interest rates, the potential need to fund capital expenditures out of operating cash flow, and lack of availability of financing or capital proceeds. Accordingly, viewers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this video. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.”

“Please be advised that the following video presentation was recorded prior to February 2, 2007 and states that Wells REIT has no employees; however, on February 2, 2007, Donald A. Miller, CFA, became the Chief Executive Officer and President of Wells REIT and became an employee of Wells REIT.”

The script of the video presentation available on the Registrant’s website is as follows:

“Hello. I’m Don Moss, an independent director – and an investor – in Wells REIT, the Wells Real Estate Investment Trust. On behalf of the Board, I can tell you important changes are proposed for the management structure of Wells REIT. Currently, Wells REIT has no employees of its own. The REIT’s management is contracted out to external management. We are proposing instead that the REIT employ its own internal management – sometimes called ‘internalization.’ We believe this would create a more favorable structure, as the REIT approaches its January 2008 deadline to list its shares on a national stock exchange, or begin selling its properties. Wells REIT would be the largest nontraded office REIT to internalize its management. We have been advised that, historically, the marketplace has preferred internalized REITs, as opposed to externally managed ones. For this and other reasons, we have concluded that internalization is in the best interest of our stockholders. If you are a Wells REIT stockholder we will be asking you to vote on this, as well as several related proposals. On behalf of the independent directors and the entire Board, we unanimously recommend that stockholders approve these proposals, and before making a decision, we encourage you to read the proxy materials when they become available because they contain important information, and consult your financial advisor if you have questions. The proxy materials will be mailed to you shortly and will also be available for free at the SEC’s website, sec.gov. Your vote is important. We must have a quorum to enact these changes, and prompt voting can reduce the REIT’s proxy solicitation expenses. On behalf of the Board of Wells REIT, thank you for your interest. And to our investors, thank you for your continued confidence.”